EXHIBIT 99.2

FORM OF NOTICE OF STOCK AWARD GRANT FOR THE 2014 EQUITY INCENTIVE PLAN

THE DIGITAL DEVELOPMENT GROUP CORP.

NOTICE OF GRANT OF STOCK AWARD

Notice is hereby given of the following stock grant of shared of Common Stock of The Digital Development Group Corp., a Nevada corporation (the "Company"):

Recipient:

Grant Date:

Number Shares:

Consideration Provided:

         Recipient understands and agrees that the stock aware is subject to and in accordance with the terms of the 2014 Equity Incentive Plan (the "Plan”) attached hereto as Exhibit A.

        At the request of the Company, Recipient shall execute and deliver an Investment Representation Letter in the form attached hereto as Exhibit B.

         At Will Employment.     Nothing in this Notice or in the attached Plan shall confer upon Recipient any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining Recipient) or of Recipient, which rights are hereby expressly reserved by each, to terminate Recipient's Service at any time for any reason, with or without cause.

        Definitions.     All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or in the attached Plan.

DATED:                           , 2014.

RECIPIENT:	COMPANY:
The Digital Development Group Corp.
Signature: __________________________	By:	___________________________________
Printed Name: ______________________	Title:	___________________________________

Address: ___________________________
___________________________________

Attachments:

Exhibit A - 2014 Equity Incentive Plan

Exhibit B – Investment Representation Letter

______________________________________________________________________________________

EXHIBIT A
2014 EQUITY INCENTIVE PLAN

______________________________________________________________________________________

EXHIBIT B

INVESTMENT REPRESENTATION STATEMENT

RECIPIENT:	___________________________________________
COMPANY:	____________________________________________
SECURITIES:	COMMON STOCK
AMOUNT:	______________________
DATE:	______________________

In connection with the purchase of the above-listed Securities, the undersigned Recipient represents to the Company the following:

(a)   The Recipient is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. The Recipient is acquiring these Securities for investment for the Recipient's own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act of 1933, as amended (the " Securities Act ").

(b)   The Recipient acknowledges and understands that the Securities constitute "restricted securities" under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Recipient's investment intent as expressed herein. In this connection, the Recipient understands that, in the view of the Securities and Exchange Commission, the statutory basis for such exemption may be unavailable if the Recipient's representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future. The Recipient further understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The Recipient further acknowledges and understands that the Company is under no obligation to register the Securities. The Recipient understands that the certificate evidencing the Securities will be imprinted with any legend required under applicable state securities laws.

(c)   The Recipient is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of the grant of the Option to the Recipient, the exercise will be exempt from registration under the Securities Act. In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, ninety (90) days thereafter (or such longer period as any market stand-off agreement may require) the Securities exempt under Rule 701 may be resold, subject to the satisfaction of certain of the conditions specified by Rule 144, including: (1) the resale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934); and, in the case of an affiliate, (2) the availability of certain public information about the Company, (3) the amount of Securities being sold during any three month period not exceeding the limitations specified in Rule 144(e), and (4) the timely filing of a Form 144, if applicable.

In the event that the Company does not qualify under Rule 701 at the time of grant of the Option, then the Securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which requires the resale to occur not less than one year after the later of the date the Securities were sold by the Company or the date the Securities were sold by an affiliate of the Company, within the meaning of Rule 144; and, in the case of acquisition of the Securities by an affiliate, or by a non-affiliate who subsequently holds the Securities less than two years, the satisfaction of the conditions set forth in sections (1), (2), (3) and (4) of the paragraph immediately above.

(d)   The Recipient further understands that in the event all of the applicable requirements of Rule 701 or 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rules 144 or 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk. The Recipient understands that no assurances can be given that any such other registration exemption will be available in such event.

 (e)   The Recipient further understands as follows:

THE SECURITIES REPRESENTED BY THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

THE HOLDER OF THIS STOCK MAY NOT SELL, TRANSFER OR DISPOSE OF THIS OPTION (EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE "ACT")) WITHOUT FIRST DELIVERING TO THE COMPANY AN OPINION OF COUNSEL (REASONABLY ACCEPTABLE IN FORM AND SUBSTANCE TO THE COMPANY) THAT NEITHER REGISTRATION NOR QUALIFICATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS IS REQUIRED IN CONNECTION WITH SUCH TRANSFER.

Signature of Recipient:
______________________________
Date:	___________________

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